UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events.
Extension of Availability Period for Funding of Subsidiary Credit Facility
As previously disclosed, Bristow Equipment Leasing Ltd. (the “Borrower”), a subsidiary of Bristow Group Inc., entered into a Credit Agreement dated as of July 17, 2017 (the “Credit Agreement”) among the Borrower, PK Transportation Finance Ireland Limited and the several banks, other financial institutions and other lenders from time to time party thereto (collectively, the “Lenders”), PK AirFinance S.à r.l., as agent (in such capacity, the “Agent”) for the Lenders, and PK AirFinance S.à r.l., as security trustee (in such capacity, the “Security Trustee”; together with the Borrower, the Lenders and the Agent, the “Parties”) for the MAG Agent and the MAG Parties (each as defined in the Credit Agreement), the Agent and the Lenders, pursuant to which the Lenders have agreed to provide commitments in an aggregate amount of up to $230 million to make up to 24 term loans (each, a “Term Loan” and collectively, the “Term Loans”), each of which shall be made in respect of an aircraft to be pledged as collateral for the Term Loans.
The Credit Agreement provides for an availability period for funding the Term Loans that is scheduled to end on August 30, 2017 (the “Commitment Termination Date”), unless otherwise extended. On August 29, 2017, the Parties to the Credit Agreement agreed in writing to extend the Commitment Termination Date to September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: August 30, 2017	By:	/s/ David C. Searle
David C. Searle
Interim General Counsel and Corporate Secretary